EXHIBIT 99.1

City National Corp. Reports Third-Quarter 2009 Net Income of $8.0 Million

        Total Assets Exceed $18 Billion for the First Time

    Revenue Rises as Total Deposits Grow to More Than $15 Billion

LOS ANGELES, Oct. 22, 2009 (GLOBE NEWSWIRE) -- City National Corporation (NYSE:CYN), the parent company of wholly owned City National Bank, today reported third-quarter 2009 net income of $8.0 million, compared to $6.8 million in the second quarter of 2009 and $16.6 million in the third quarter of 2008.

After the dividend paid on preferred stock under the United States Treasury Department's Capital Purchase Program, third-quarter net income available to common shareholders was $2.5 million, or $0.05 per share. This compares to net income available to common shareholders of $1.3 million, or $0.02 per share, in the second quarter of 2009 and $16.6 million, or $0.34 per share in the third quarter of 2008.

Year to date, City National's net income totaled $22.3 million, while net income available to common shareholders was $5.8 million, or $0.11 per share. Excluding second-quarter 2009 after-tax charges of $6.0 million, or $0.12 per share, for an industry-wide special FDIC assessment, year-to-date net income available to common shareholders amounted to $11.8 million, or $0.23 per share(1). In the first nine months of 2008, the company earned net income of $96.0 million, or $1.98 per share.

The company also announced today that its Board of Directors has again declared a 2009 quarterly common stock cash dividend of $0.10 per share. The quarterly dividend is payable on November 18, 2009 to stockholders of record on November 4, 2009.

THIRD-QUARTER 2009 HIGHLIGHTS

 * City National further strengthened its capital position in the third quarter by completing the sale of approximately $180 million of subordinated debt.  Proceeds from the sale of these securities qualifies as Tier 2 capital for regulatory purposes.
   The subordinated debt sale followed the company's successful second-quarter common equity offering, which raised $120
   million.  City National remains well-capitalized.  Its ratio of Tier 1 common shareholders' equity to risk-based assets was 9.22 percent at September 30, 2009, compared with 9.31 percent at June 30, 2009(1).  Recent regulatory guidelines for the banking industry call for a minimum of 4.0 percent.
   The company's third-quarter ratio of total equity to total assets was 12.06 percent, compared to 12.31 percent at June 30 of this year.  The modest declines in these ratios reflect the growth of assets.  The company's total equity grew to more than
   $2.2 billion.

 * Third-quarter net interest income grew 4 percent from the second quarter of this year and 6 percent from the same period of 2008.
   City National's net interest margin averaged 3.94 percent in the third quarter of 2009, down 4 basis points from the second quarter of this year.

 * Average deposit balances grew to a record $14.8 billion, up 5 percent from $14.0 billion in the second quarter of this year and 26 percent from $11.7 billion in the third quarter of 2008.
   Average core deposits, which grew 7 percent from the second quarter of 2009 and 29 percent from the third quarter of last year, amounted to 92 percent of average deposits.  Period-end deposits grew to a record $15.1 billion, up 4 percent from June
   30 of this year and 24 percent from September 30, 2008.

 * Average loans were $12.3 billion, down slightly from the
   second quarter of 2009 but up 1 percent from the same period last year.  In the third quarter of this year, the company renewed approximately $1.3 billion of loans and made
   approximately $675 million in new loan commitments.  About
   $386 million of these new commitments were funded.

 * Third-quarter 2009 net income includes an $85 million provision for credit losses.  After net charge-offs of $76.9 million, the third-quarter provision added a net total of $8.1 million to
   City National's allowance for loan and lease losses.  The
   corporation's allowance increased to $265.0 million, and now equals 2.18 percent of total loans and leases, compared to $256.0 million, or 2.06 percent of total loans and leases, at the end of the second quarter of 2009.  City National also maintained an additional $19.6 million in reserves for off-balance-sheet credit commitments.  At September 30, 2009, nonperforming
   assets amounted to $452.2 million, compared with $396.3 million at June 30 of this year.

 * Noninterest income totaled $68.8 million in the third quarter of
   2009, up 7 percent from the second quarter of this year, largely due to an increase in wealth management fees stemming from improved market conditions and the July 21, 2009 acquisition of
   Lee Munder Capital Group, which manages assets primarily for institutional investors.  Noninterest income was up 37 percent from the third quarter of 2008, reflecting significant
   securities losses in the year-ago period compared to net
   securities gains in the third quarter of 2009.

 * The corporation continued to effectively manage expenses.
   Third-quarter noninterest expense was down slightly from the second quarter of 2009 and down 2 percent from the third quarter of 2008.

"City National increased its assets, revenues, loans, deposits, clients and capabilities in the third quarter, while absorbing an increase in credit costs," said Chief Executive Officer Russell Goldsmith. "As we have indicated previously, commercial real estate conditions continue to increase credit costs, but due to its strong earnings power, very solid capital base and prudent expense management, City National has continued to be modestly profitable both in this quarter and year to date.

"The company continues to not only absorb the challenges of this economic environment but also to capitalize upon select opportunities to build for the future. In the third quarter, we completed the acquisition of Lee Munder Capital Group, which is off to a good start, and reached agreement to purchase our first branch in San Jose to extend our coverage in the San Francisco Bay Area. In addition, the sale of $180 million in sub debt further enhanced our robust capital ratios."

                                                         For
                               For the                the three
                              three months              months
                          ended September 30,           ended
 Dollars in millions,     --------------------   %     June 30,   %
 except per share           2009       2008    Change    2009   Change
 ------------------------ ---------  --------- ------ --------- ------
 Earnings Per Share       $    0.05  $    0.34  (85)  $    0.02  150

 Net Income Attributable
  to CNC                  $     8.0  $    16.6  (51)  $     6.8   19
 Less: Dividend on
  Preferred Stock               5.5         --   NM         5.5    0
                          ---------  ---------        ---------
 Net Income Available to
  Common Shareholders     $     2.5  $    16.6  (85)  $     1.3   99
                          =========  =========        =========

 Average Assets            17,938.2   16,120.6   11    17,369.3    3
 Return on Average Assets      0.18%      0.41% (56)       0.16%  13
 Return on Average Common
  Equity                       0.56%      4.03% (86)       0.29%  93

ASSETS

Total assets at September 30, 2009 grew to a record $18.4 billion, up 4 percent from the second quarter of this year and 13 percent from the third quarter of 2008, largely reflecting the company's strong deposit growth.

REVENUE

Revenue for the third quarter of 2009 was $230.2 million, up 5 percent from the second quarter of this year and 13 percent from the third quarter of 2008, due principally to increased average securities balances, lower funding costs and a net securities gain.

NET INTEREST INCOME

Fully taxable-equivalent net interest income was $164.9 million in the third quarter, up 4 percent from the second quarter of this year and 5 percent from the same period last year.

Third-quarter average loan balances were $12.3 billion, down slightly from the second quarter of this year, but up 1 percent from the third quarter of 2008. Commercial loan balances were virtually unchanged from both the second quarter of this year and third quarter of 2008.

Construction and commercial real estate loans together were down 3 percent from the second quarter of 2009 and 8 percent from the third quarter of last year. Average balances for single-family residential mortgage loans, nearly all of which are made to City National's private banking clients, rose 2 percent from the second quarter of this year and 6 percent from the third quarter of 2008.

Average securities for the third quarter of 2009 totaled $3.6 billion, up $267 million from the second quarter of 2009 and $1.3 billion from the same period last year, as increased capital was invested in high-grade, fixed-income instruments. The average duration of total available-for-sale securities at September 30, 2009 was 2.6 years, compared with 3.0 years at June 30, 2009 and 3.4 years at the end of the third quarter of 2008.

City National's net interest margin in the third quarter of 2009 averaged 3.94 percent, down 4 basis points from the second quarter of 2009 and 29 basis points from the year-ago period. The corporation's average prime rate was 3.25 percent in the third quarter of 2009, unchanged from the second quarter of this year, but down 175 basis points from the third quarter of 2008.

                                                      For the
                                                       three
                        For the three months           months
                         ended September 30,           ended
                       ----------------------   %     June 30,    %
 Dollars in millions      2009        2008    Change    2009    Change
 --------------------- ----------  ---------- ------ ---------- ------
 Average Loans and
  Leases               $ 12,339.0  $ 12,230.6   1    $ 12,354.3   (0)
 Average Total
  Securities              3,630.3     2,358.9  54       3,364.2    8
 Average Earning
  Assets                 16,587.7    14,767.8  12      16,003.3    4
 Average Deposits        14,776.9    11,737.1  26      14,023.3    5
 Average Core Deposits   13,556.1    10,514.8  29      12,711.8    7
 Fully Taxable-
  Equivalent Net
  Interest Income           164.9       157.1   5         158.9    4
 Net Interest Margin         3.94%       4.23% (7)         3.98%  (1)

Third-quarter average deposits reached a record $14.8 billion, up 5 percent from the second quarter of this year and 26 percent from the third quarter of 2008, as depositors continued to seek a safe haven for their funds.

Average core deposits grew 7 percent from the second quarter of this year and 29 percent from third quarter of 2008, and now stand at $13.6 billion, or 92 percent of the company's average deposit balances. Average noninterest-bearing deposits were up 7 percent from the second quarter of 2009 and 30 percent from the third quarter of 2008. The company estimates that approximately $1.6 billion of its $2.7 billion in year-to-date core deposit growth has come from new and existing clients, and that approximately $1.1 billion more has come from money market funds that had been held at City National Asset Management. Period-end deposits grew to a record $15.1 billion, up 4 percent from June 30 of this year and 24 percent from September 30, 2008.

Treasury Services deposit balances, which consist primarily of title, escrow and property management deposits, averaged $981 million in the third quarter of this year, compared to $978 million in the second quarter of this year and $967 million in the third quarter of 2008. The $3 million increase in Treasury Services deposits from the second quarter was due to the addition of new client relationships and stable residential real estate activity.

NONINTEREST INCOME

Noninterest income was $68.8 million in the third quarter of 2009, up 7 percent from the second quarter of 2009, primarily due to higher wealth management fee income as market conditions improved, as well as the Lee Munder Capital Group acquisition. Noninterest income was up 37 percent from the third quarter of 2008, reflecting net securities gains of $2.7 million in the third quarter of 2009 compared to net securities losses of $32.5 million in the year-ago period.

In the third quarter of 2009, noninterest income accounted for 30 percent of City National's total revenue.

Wealth Management

City National's assets under management totaled $34.9 billion as of September 30, 2009, up 15 percent from the second quarter of this year, primarily due to higher equity market values and the Lee Munder Capital Group acquisition. Assets under management were up 6 percent from the year-earlier period. Excluding the acquisition, assets under management were up 2 percent from the second quarter of 2009, but down 7 percent from the third quarter of last year.

Trust and investment fees were up 28 percent from the second quarter of 2009, as market conditions improved, but were down 3 percent from the third quarter of 2008, reflecting the year-over-year decline in market values. Money market mutual fund and brokerage fee income was $6.0 million, down 9 percent from $6.6 million in the second quarter of this year and 69 percent from $19.5 million in the year-ago period, due to historically low interest rates on government and other quality short-term bonds. Additionally, brokerage fees declined significantly from the year-ago period, reflecting reduced spreads and trading activity.

On July 21, 2009, City National completed its acquisition of Lee Munder Capital Group, a Boston-based investment firm that manages assets for corporations, pensions, endowments and affluent households, and merged its operations with Independence Investments, another Boston-based institutional asset management firm in which City National held a majority interest. The combined company serves as City National's primary institutional asset management affiliate, with more than $4 billion of assets under management. It operates under the Lee Munder Capital Group name.

                                                     At or for
                          At or for the              the three
                        three months ended            months
                           September 30,               ended
                       --------------------    %      June 30,     %
 Dollars in millions      2009       2008    Change    2009     Change
 --------------------  ---------  ---------  ------  ---------  ------
 Trust and Investment
  Fee Revenue          $    32.3     $ 33.5    (3)   $    25.2    28
 Brokerage and Mutual
  Fund Fees                  6.0       19.5   (69)         6.6    (9)
 Assets Under
  Management(1)         34,927.4   33,105.6     6     30,286.4    15
 Assets Under
  Management or
  Administration(1)     53,368.1   52,367.2     2     47,838.9    12
                       ---------  ---------  ------  ---------  ------

 (1) Excludes $9.9 billion, $6.9 billion, and $7.5 billion of assets under management for an asset manager in which City National held a noncontrolling ownership interest as of September 30, 2009,
     September 30, 2008, and June 30, 2009, respectively.

Other Noninterest Income

Income from cash management and deposit transaction fees grew to $13.1 million in the third quarter, up 3 percent from second quarter of this year and 6 percent from the third quarter of 2008. The increases were due to the sales of additional cash management services and the impact of declining interest rates on compensating deposit balances. The lower rates increased deposit service charge income.

Fee income from foreign exchange services and letters of credit was down 1 percent from the second quarter of this year and 4 percent from the third quarter of 2008.

Other income was $6.2 million in the third quarter of 2009, down 32 percent from the second quarter of this year and 25 percent from the year-ago period, due to lower valuations on certain trading securities and a $1.4 million impairment on private equity investments.

NONINTEREST EXPENSE

Third-quarter 2009 noninterest expense amounted to $143.8 million, down slightly from the second quarter of this year. Noninterest expense was down 2 percent from the third quarter of 2008, as lower personnel costs were offset by a $3 million increase in FDIC premiums and a $1.3 million lease write-off relating to an affiliate. The company also recorded $2.2 million in third-quarter 2009 net expense associated with foreclosed assets. Excluding increased FDIC premiums and the lease write-off, third-quarter 2009 noninterest expense was down 4 percent from the year-ago period(1).

CREDIT QUALITY

Net loan charge-offs for the third quarter of 2009 were $76.9 million, or 2.47 percent of average total loans and leases on an annualized basis. This compares with $56.7 million, or 1.84 percent, in the second quarter of this year and $12.8 million, or 0.42 percent, in the year-ago period.

At September 30, 2009, nonaccrual loans totaled $408.3 million, up from $378.3 million at June 30, 2009 and $150.9 million at September 30, 2008. Total nonperforming assets (nonaccrual loans and other real estate owned) were $452.2 million, or 3.70 percent of total loans and other real estate owned, at September 30, 2009. That compares with $396.3 million, or 3.19 percent, at the end of second quarter of this year and $153.2 million, or 1.25 percent, at September 30, 2008.

                      As of              As of            As of
                September 30, 2009   June 30, 2009   September 30, 2008
                ------------------ ----------------- ------------------
 Period-end Loans           Non-              Non-              Non-
 (in millions)     Total   accrual   Total   accrual   Total   accrual
 --------------- --------- ------- --------- ------- --------- -------

 Commercial
  Loans          $ 4,594.7 $  90.7 $ 4,764.8 $  80.4 $ 4,746.0 $  26.2
 Commercial R.E.
  Mortgages        2,164.4    60.8   2,162.3    36.1   2,159.1     5.9
 Real Estate
  Construction
  Loans              999.0   233.9   1,116.1   237.8   1,313.7   113.3
 Residential
  Mortgages        3,541.5    13.0   3,511.6    17.3   3,364.3     0.2
 Equity Lines of
  Credit             694.7     2.5     691.2     2.9     541.0     1.4
 Other Loans         174.2     7.4     175.3     3.8     154.4     3.9
                 --------- ------- --------- ------- --------- -------
  Total Loans    $12,168.5 $ 408.3 $12,421.3 $ 378.3 $12,278.5 $ 150.9

 Other Real
  Estate Owned                43.9              18.0               2.3
                           -------           -------           -------
 Total
  Nonperforming
  Assets                   $ 452.2           $ 396.3           $ 153.2
                           =======           =======           =======

The corporation's $85 million third-quarter provision for credit losses added $8.1 million, after net charge-offs, to its allowance for loan and lease losses. City National recorded provisions of $70 million in the second quarter of this year and $35 million in the third quarter of 2008. At September 30, 2009, the allowance for loan and lease losses was $265.0 million, or 2.18 percent of total loans and leases. That compares with $256.0 million, or 2.06 percent in the second quarter of this year and $208.0 million, or 1.69 percent, at the end of the third quarter of 2008. City National also maintains an additional $19.6 million in reserves for off-balance-sheet credit commitments.

The provision reflects management's continuing assessment of the loan portfolio's credit quality, which is affected by a broad range of economic factors, including weak valuations in commercial real estate. Additional factors affecting the provision include net loan charge-offs, nonaccrual loans, specific reserves, risk-rating migration and changes in the portfolio size.

Commercial Loans

Commercial loans accounted for $28.9 million of City National's net charge-offs in the third quarter of 2009, up from $17.3 million in the second quarter of this year. More than two-thirds of the commercial loan charge-offs for the quarter were related to two multi-bank credits made to a large California-based company in the import/export business.

Commercial loans on nonaccrual totaled $90.7 million at September 30, 2009, compared to $80.4 million at June 30, 2009, and $26.2 million a year earlier. About 38 percent of commercial nonaccruals are tied to companies in the real estate industry. The remaining loans are not concentrated in any particular industry.

Construction Loans

City National's $1.0 billion commercial real estate construction portfolio, which includes loans to developers of residential and non-residential properties, continued to show signs of weakness. In the commercial sector, sales and lease absorption rates slowed, and values and lease rates declined due to the economic slowdown. Meanwhile, in the residential sector, the value of land continued to deteriorate even as new home sales activity in certain markets continues to strengthen.

Net charge-offs of construction loans were $42.7 million in the third quarter of 2009, up from $36.2 million in the second quarter of this year. Construction loans on nonaccrual totaled $233.9 million in the third quarter, down from $237.8 million in the second quarter of 2009.

At the end of the third quarter, non-residential construction loans amounted to $759 million. Net charge-offs totaled $30.5 million, up from $17.5 million at June 30, 2009 and $5.4 million at September 30, 2008. Those on nonaccrual were $137 million, up from $116 million at June 30, 2009 and $20 million at September 30, 2008.

Loans to homebuilders accounted for 41 percent of all construction loans on nonaccrual and 16 percent of third-quarter net charge-offs. Overall, loans to homebuilders totaled $306 million, or 2.5 percent of City National's $12.2 billion loan portfolio, at September 30, 2009. This total includes $63 million of homebuilder loans contained in the commercial loan portfolio.

Commercial Real Estate Mortgages

Net charge-offs in the company's $2.2 billion commercial real estate mortgage portfolio were $3.4 million, compared with zero in the second quarter of this year. Commercial real estate mortgage loans on nonaccrual totaled $60.8 million at September 30, 2009, compared to $36.1 million at June 30, 2009. The increase in nonaccrual loans is tied primarily to three investor-owned properties, one in Northern California and the other two in Nevada.

Residential Mortgage and Equity Lines of Credit

City National's $3.5 billion residential mortgage portfolio and $695 million home-equity portfolio continued to perform well. Net charge-offs for the third quarter of 2009 were $1.1 million, compared to $1.8 million in the second quarter of this year. Nonaccrual loans totaled $15.5 million in the third quarter, down from $20.2 million in the second quarter of 2009.

The average loan-to-value ratios at origination for the residential mortgage and home-equity portfolios are 49 percent and 54 percent, respectively. City National does not originate or purchase subprime or option adjustable rate mortgages, and none of its loans has been originated through brokers or third parties.

INCOME TAXES

City National's third-quarter 2009 results reflect a tax benefit of $7.0 million, which was primarily attributable to an updated effective tax rate based on lower expected taxable income for the year. The company's effective tax rate in the third quarter of last year was 18.3 percent.

2009 YEAR-TO-DATE HIGHLIGHTS

 * Year to date, City National's net income totaled $22.3 million.
   Net income available to common shareholders was $5.8 million, or $0.11 per share, compared to $1.98 per share for the first nine months of 2008.

 * Revenue for the first nine months of this year was $642.2 million, compared with $662.5 million for the first three
   quarters of 2008.

 * Fully taxable-equivalent net interest income amounted to $472.1 million, up 2 percent from $463.8 million in the first nine months of 2008.  The company's net interest margin averaged
   3.97 percent in the first nine months of 2009, down from 4.24 percent during the same period of the prior year.

 * Average loans reached $12.4 billion, up 3 percent from the first nine months of 2008.

 * Average deposits for the first nine months of this year amounted to $13.9 billion, up 19 percent from the same period of 2008.
   Core deposit balances totaled $12.6 billion in the first three quarters of 2009, up 21 percent from the first nine months of 2008.

 * Noninterest income totaled $180.4 million, down 15 percent from the first nine months of 2008.

 * During the first nine months of 2009, the company's provisions for credit losses totaled $205 million.  The company made
   provisions of $87 million during the first nine months of 2008.

 * Noninterest expense for the first nine months of 2009 was down 2 percent from the same period of 2008.  Excluding increased FDIC costs, noninterest expense was down 5 percent from the same period of 2008(1).

CAPITAL LEVELS

During the third quarter of 2009, City National continued to strengthen its balance sheet by completing the sale of $180 million in subordinated debt, which qualifies as Tier 2 capital for regulatory purposes. On July 15, 2009, City National Bank sold $50 million of subordinated debt that may be called after five years. On August 12, 2009, the bank sold an additional $130 million in subordinated debt, $55 million of which may be called after five years.

At September 30, 2009, City National's total risk-based capital and Tier 1 risk-based capital ratios were 15.48 percent and 12.67 percent, respectively, compared with the minimum regulatory standards of 10.0 percent and 6.0 percent for "well-capitalized" institutions. City National's Tier 1 leverage ratio at September 30, 2009 was 9.95 percent, well above the regulatory minimum ratio of 5.0 percent.

Total risk-based capital, Tier 1 risk-based capital and the Tier 1 leverage ratios at June 30, 2009 were 14.31 percent, 12.61 percent and 10.38 percent, respectively.

The period-end ratio of total equity to total assets at September 30, 2009 was 12.06 percent, compared to 12.31 percent at June 30, 2009 and 10.09 percent at September 30, 2008.

2009 OUTLOOK

Management continues to expect that the corporation will remain modestly profitable in 2009.

CONFERENCE CALL

City National Corporation will host a conference call this afternoon to discuss third-quarter 2009 financial results. The call will begin at 2:00 p.m. PDT. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial (866) 393-6804 and enter Conference ID 31089368. A listen-only live broadcast of the call also will be available on the investor relations page of the company's Website at cnb.com. There, it will be archived and available for 12 months.

ABOUT CITY NATIONAL

City National Bank is the wholly owned subsidiary of City National Corporation (NYSE:CYN). Headquartered in Los Angeles, the company is backed by $18.4 billion in total assets, and provides banking, investment and trust services through 63 offices, including 15 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada and New York City. City National and its eight majority-owned investment affiliates manage or administer $53.4 billion in client investment assets, including nearly $35 billion under direct management.

For more information about City National, visit the company's Website at cnb.com.

The City National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3142

SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the company's possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) continuation or worsening of current recessionary conditions (2) continued volatility and disruption in the functioning of financial markets, including the capital and credit markets, (3) significant changes in banking laws or regulations, including without limitation, broad-based restructuring of financial industry regulation and as a result of the Emergency Economic Stabilization Act and the creation of and possible amendments to the Troubled Asset Relief Program (TARP), and rules and regulations issued thereunder, including the TARP Standards for Compensation and Corporate Governance, (4) the ongoing budget crisis in the State of California, (5) continued weakness in the real estate market, including the markets for commercial and residential real estate, which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense, (6) continued volatility in equity, fixed income and other market valuations, (7) changes in market rates and prices which may adversely impact the value of financial products including securities, loans, deposits, debt and derivative financial instruments, and other similar financial instruments, (8) changes in the interest rate environment and market liquidity which may reduce interest margins and impact funding sources, (9) increased competition in the company's markets, (10) changes in the financial performance and/or condition of the company's borrowers, including changes in levels of unemployment, changes in customers' suppliers, and other counterparties' performance and creditworthiness, (11) a substantial and permanent loss of either client accounts and/or assets under management at the company's investment advisory affiliates or its wealth management division, (12) changes in consumer spending, borrowing and savings habits, (13) soundness of other financial institutions which could adversely affect the company, (14) increases and required prepayments in Federal Deposit Insurance Corporation premiums due to market developments and regulatory changes, (15) protracted labor disputes in the company's markets, (16) earthquake, fire or other natural disasters affecting the condition of real estate collateral, (17) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (18) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (19) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, and (20) the success of the company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, see the company's Annual Report on Form 10-K for the year ended December 31, 2008 and particularly Part I, Item 1A, titled "Risk Factors."

(1) For notes on non-GAAP measures, see pages 13 and 14 of the Selected Financial Information.

 CITY NATIONAL CORPORATION
 FINANCIAL HIGHLIGHTS
 (unaudited)

                          Three Months               Nine Months
                     -----------------------   -----------------------
 For The Period                         %                          %
 Ended September 30,  2009     2008   Change    2009     2008   Change
 ------------------- -----------------------   -----------------------

 Per Common Share
  Net income
   available to
   common
   shareholders
   Basic             $  0.05  $  0.34    (85)  $  0.11  $  1.99    (94)
   Diluted              0.05     0.34    (85)     0.11     1.98    (94)
  Dividends             0.10     0.48    (79)     0.45     1.44    (69)
  Book value                                     34.99    33.69      4

 Results of
  Operations:
  (In millions)
  Interest income    $   180  $   196     (8)  $   526  $   597    (12)
  Interest expense        19       43    (55)       64      146    (56)
                     -------  -------          -------  -------
   Net interest
    income               161      153      6       462      451      2

  Net interest
   income (Fully
   taxable-
   equivalent)           165      157      5       472      464      2
  Total revenue          230      203     13       642      662     (3)
  Provision for
   credit losses          85       35    143       205       87    136
  Net income
   attributable to
   City National
   Corporation             8       17    (51)       22       96    (77)
  Net income
   available to
   common
   shareholders            3       17    (85)        6       96    (94)

 Financial Ratios:
  Performance Ratios:
   Return on
    average assets      0.18%    0.41%            0.17%    0.80%
   Return on
    average common
    shareholders'
    equity              0.56     4.03             0.45     7.81
   Period-end
    equity to
    period-end
    assets                                       12.06    10.09
   Net interest
    margin              3.94     4.23             3.97     4.24
   Expense to
    revenue ratio      60.75    70.96            64.01    63.62
  Capital Adequacy
   Ratios
   (Period-end):
   Tier 1 leverage                                9.95     8.01
   Tier 1 risk-based
    capital                                      12.67     9.13
   Total risk-based
    capital                                      15.48    11.04

 Asset Quality
  Ratios:
  Allowance for
   loan and lease
   losses to:
   Total loans and
    leases                                        2.18%    1.69%
   Nonaccrual loans                              64.91   137.88
  Nonperforming
   assets to:
   Total loans and
    leases and
    other real
    estate owned                                  3.70     1.25
   Total assets                                   2.46     0.94
  Net (charge-offs)/
   recoveries to
   Average total
    loans and leases
    (annualized)       (2.47)%  (0.42)%          (1.81)%  (0.49)%

 Average Balances:
 (In millions)
  Loans and leases   $12,339  $12,231      1   $12,363  $11,994      3
  Interest-earning
   assets             16,588   14,768     12    15,880   14,612      9
  Assets              17,938   16,121     11    17,245   15,974      8
  Core deposits       13,556   10,515     29    12,557   10,420     21
  Deposits            14,777   11,737     26    13,888   11,651     19
  Interest-bearing
   liabilities         8,308    8,654     (4)    8,213    8,526     (4)
  Common
   shareholders'
   equity              1,787    1,632     10     1,718    1,643      5
  Total equity         2,204    1,658     33     2,134    1,668     28

 Period-End Balances:
   (In millions)
  Loans and leases                             $12,168  $12,279     (1)
  Assets                                        18,401   16,331     13
  Core deposits                                 13,926   10,792     29
  Deposits                                      15,108   12,168     24
  Common share-
   holders' equity                               1,802    1,622     11
  Total equity                                   2,218    1,648     35

 Wealth Management:
   (In millions) (1)
  Assets under
   management                                  $34,927  $33,106      6
  Assets under
   management or
   administration                               53,368   52,367      2

 (1) Excludes $9.9 billion and $6.9 billion of assets under management for an asset manager in which City National held a noncontrolling ownership interest as of September 30, 2009 and September 30,
     2008, respectively

  Note: Certain prior period balances have been reclassified to conform to current period presentation

 CITY NATIONAL CORPORATION
 CONSOLIDATED STATEMENTS OF INCOME
 (unaudited)

                                             Three Months Ended
                                                September 30,
  (Dollars in thousands                 ------------------------------
   except per share data)                 2009        2008   % Change
  -----------------------               ------------------------------
 Interest income                        $ 180,419   $ 195,606      (8)
 Interest expense                          19,078      42,802      (55)
                                        ---------   ---------
    Net Interest Income                   161,341     152,804        6

 Provision for Credit Losses               85,000      35,000      143

 Noninterest Income
    Trust and investment fees              32,289      33,457       (3)
    Brokerage and mutual fund fees          6,041      19,470      (69)
    Cash management and
     deposit transaction fees              13,142      12,392        6
    International services                  7,895       8,202       (4)
    Bank-owned life insurance                 639         824      (22)
    Gain (loss) on securities               2,667     (32,472)     108
    Other                                   6,172       8,205      (25)
                                        ---------   ---------
       Total noninterest income            68,845      50,078       37

 Noninterest Expense
    Salaries and employee benefits         80,937      89,373       (9)
    Net occupancy of premises              12,613      12,719       (1)
    Legal and professional fees             8,545       8,332        3
    Information services                    7,342       6,576       12
    Depreciation and amortization           6,472       5,502       18
    Amortization of intangibles             1,726       2,238      (23)
    Marketing and advertising               4,615       5,653      (18)
    Office services and equipment           3,610       3,683       (2)
    FDIC assessments                        5,308       2,188      143
    Other                                  12,597       9,933       27
                                        ---------   ---------
       Total noninterest expense          143,765     146,197       (2)
                                        ---------   ---------

 Income Before Taxes                        1,421      21,685      (93)

 Applicable Income Taxes                   (6,966)      3,974     (275)
                                        ---------   ---------

 Net Income                             $   8,387   $  17,711      (53)
                                        ---------   ---------

    Less: Net income attributable to
     noncontrolling interest                  348       1,160      (70)
                                        ---------   ---------

 Net income attributable to City
   National Corporation                 $   8,039   $  16,551      (51)
                                        ---------   ---------

    Less: Dividends on preferred
     stock                                  5,502          --       NM
                                        ---------   ---------

 Net income available to common
  shareholders                          $   2,537   $  16,551      (85)
                                        =========   =========

 Other Data:
    Earnings per common share -
     basic (1)                          $    0.05   $    0.34      (85)
    Earnings per common share -
     diluted                            $    0.05   $    0.34      (85)
    Dividends paid per common share     $    0.10   $    0.48      (79)
    Common dividend payout ratio           205.08%     140.24%      46
    Return on average assets                 0.18%       0.41%     (56)
    Return on average common
     shareholders' equity                    0.56%       4.03%     (86)
    Net interest margin (Fully
     taxable-equivalent)                     3.94%       4.23%      (7)
    Full-time equivalent employees          2,891       3,027       (4)

                                              Nine Months Ended
                                                 September 30,
  (Dollars in thousands                 ------------------------------
   except per share data)                 2009        2008    % Change
  -----------------------               ------------------------------
 Interest income                        $ 525,786   $ 597,065      (12)
 Interest expense                          63,972     145,928      (56)
                                        ---------   ---------
    Net Interest Income                   461,814     451,137        2

 Provision for Credit Losses              205,000      87,000      136

 Noninterest Income
    Trust and investment fees              83,342     103,993      (20)
    Brokerage and mutual fund fees         22,443      55,601      (60)
    Cash management and

       deposit transaction fees            39,143      35,712       10
    International services                 22,416      24,065       (7)
    Bank-owned life insurance               2,373       2,107       13
    Gain (loss) on securities             (10,556)    (31,920)     (67)
    Other                                  21,236      21,800       (3)
                                        ---------   ---------
       Total noninterest income           180,397     211,358      (15)

 Noninterest Expense
    Salaries and employee benefits        235,023     267,072      (12)
    Net occupancy of premises              37,433      36,693        2
    Legal and professional fees            24,014      24,423       (2)
    Information services                   20,814      19,170        9
    Depreciation and amortization          18,417      16,464       12
    Amortization of intangibles             5,237       6,197      (15)
    Marketing and advertising              14,034      16,608      (15)
    Office services and equipment          11,136      11,468       (3)
    FDIC assessments                       22,237       4,359      410
    Other                                  32,539      25,331       28
                                        ---------   ---------
       Total noninterest expense          420,884     427,785       (2)
                                        ---------   ---------
 Income Before Taxes                       16,327     147,710      (89)

 Applicable Income Taxes                   (6,320)     44,960     (114)
                                        ---------   ---------

 Net Income                              $ 22,647   $ 102,750      (78)
                                        ---------   ---------

    Less: Net income attributable
     to noncontrolling interest               375       6,728      (94)
                                        ---------   ---------

 Net income attributable to City
  National Corporation                  $  22,272   $  96,022      (77)
                                        ---------   ---------

    Less: Dividends on preferred
     stock                                 16,504         --        NM

 Net income available to common
   shareholders                         $   5,768   $  96,022      (94)
                                        =========   =========

 Other Data:
    Earnings per common share -
     basic (1)                          $    0.11   $    1.99      (94)
    Earnings per common share -
     diluted                            $    0.11   $    1.98      (94)
    Dividends paid per common share     $    0.45   $    1.44      (69)
    Common dividend payout ratio           385.15%      72.51%     431
    Return on average assets                 0.17%       0.80%     (79)
    Return on average common
      shareholders' equity                   0.45%       7.81%     (94)
    Net interest margin (Fully
     taxable-equivalent)                     3.97%       4.24%      (6)
    Full-time equivalent employees

 (1) Basic EPS for certain prior periods have been restated as a result of the adoption of FSP EITF 03-6-1 "Determining Whether
     Instruments Granted in Share-Based Payment Transactions are
     Participating Securities".

  Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
 (unaudited)
                                              2009
                            ------------------------------------------
 (Dollars in thousands        Third     Second     First      Year to
   except per share data)    Quarter    Quarter    Quarter     Date
 ------------------------   ---------  ---------  ---------  ---------
 Interest income            $ 180,419  $ 175,876  $ 169,491  $ 525,786
 Interest expense              19,078     20,300     24,594     63,972
                            ---------  ---------  ---------  ---------
  Net Interest Income         161,341    155,576    144,897    461,814

 Provision for Credit
   Losses                      85,000     70,000     50,000    205,000

 Noninterest Income
  Trust and investment
   fees                        32,289     25,184     25,869     83,342
  Brokerage and mutual
   fund fees                    6,041      6,645      9,757     22,443
  Cash management and
   deposit transaction
   fees                        13,142     12,778     13,223     39,143
  International services        7,895      7,996      6,525     22,416
  Bank-owned life
   insurance                      639        871        863      2,373
  Gain (loss) on
   securities                   2,667      1,744    (14,967)   (10,556)
  Other                         6,172      9,039      6,025     21,236
                            ---------  ---------  ---------  ---------
    Total noninterest
     income                    68,845     64,257     47,295    180,397

 Noninterest Expense
  Salaries and employee
   benefits                    80,937     75,834     78,252    235,023
  Net occupancy of
   premises                    12,613     12,559     12,261     37,433
  Legal and professional
   fees                         8,545      7,736      7,733     24,014
  Information services          7,342      6,992      6,480     20,814
  Depreciation and
   amortization                 6,472      5,953      5,992     18,417
  Amortization of
   intangibles                  1,726      1,668      1,843      5,237
  Marketing and
   advertising                  4,615      4,743      4,676     14,034
  Office services and
   equipment                    3,610      3,922      3,604     11,136
  FDIC assessments              5,308     13,861      3,068     22,237
  Other                        12,597     10,866      9,076     32,539
                            ---------  ---------  ---------  ---------
  Total noninterest
   expense                    143,765    144,134    132,985    420,884
                            ---------  ---------  ---------  ---------

 Income Before Taxes            1,421      5,699      9,207     16,327

 Applicable Income Taxes       (6,966)      (986)     1,632     (6,320)
                            ---------  ---------  ---------  ---------

 Net Income                   $ 8,387    $ 6,685    $ 7,575   $ 22,647
                            ---------  ---------  ---------  ---------

  Less: Net income (loss)
   attributable to
   noncontrolling
   interest                       348        (88)       115        375
                            ---------  ---------  ---------  ---------

 Net income attributable
  to City National
  Corporation               $   8,039  $   6,773  $   7,460  $  22,272
                            ---------  ---------  ---------  ---------

  Less: Dividends on
   preferred stock              5,502      5,501      5,501     16,504
                            ---------  ---------  ---------  ---------

 Net income available to
  common shareholders       $   2,537  $   1,272  $   1,959  $   5,768
                            =========  =========  =========  =========

 Other Data:
  Earnings per common
   share - basic            $    0.05  $    0.02  $    0.04  $    0.11
  Earnings per common
   share - diluted          $    0.05  $    0.02  $    0.04  $    0.11
  Dividends paid per
   common share             $    0.10  $    0.10  $    0.25  $    0.45
  Common dividend payout
   ratio                       205.08%    383.66%   619.32%     385.15%
  Return on average
   assets                        0.18%      0.16%     0.18%       0.17%
  Return on average
   common shareholders'
   equity                        0.56%      0.29%     0.49%       0.45%
  Net interest margin
   (Fully taxable-
   equivalent)                   3.94%      3.98%     4.00%       3.97%
  Full-time equivalent
   employees                    2,891      2,866      2,933

  Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
 (unaudited)

 (Dollars in                               2008
  thousands           ------------------------------------------------
  except per           Fourth    Third     Second    First    Year to
  share data)          Quarter  Quarter   Quarter   Quarter     Date
 ------------         --------  --------  --------  --------  --------
 Interest income      $187,623  $195,606  $193,707  $207,752  $784,688
 Interest expense       38,864    42,802    43,539    59,587   184,792
                      --------  --------  --------  --------  --------
  Net Interest
   Income              148,759   152,804   150,168   148,165   599,896

 Provision for
  Credit Losses         40,000    35,000    35,000    17,000   127,000

 Noninterest Income
  Trust and
   investment fees      28,221    33,457    34,187    36,349   132,214
  Brokerage and
   mutual fund fees     17,845    19,470    18,709    17,422    73,446
  Cash management
   and deposit
   transaction fees     12,595    12,392    12,196    11,124    48,307
  International
   services              8,384     8,202     8,176     7,687    32,449
  Bank-owned life
   insurance               645       824       628       655     2,752
  (Loss) gain on
    securities         (18,871)  (32,472)     (417)      969   (50,791)
  Other                  6,807     8,205     7,985     5,610    28,607
                      --------  --------  --------  --------  --------
   Total
    noninterest
    income              55,626    50,078    81,464    79,816   266,984

 Noninterest Expense
  Salaries and
   employee
   benefits             89,943    89,373    87,520    90,179   357,015
  Net occupancy of
   premises             12,821    12,719    12,462    11,512    49,514
  Legal and
   professional
   fees                  8,419     8,332     7,531     8,560    32,842
  Information
   services              7,799     6,576     6,388     6,206    26,969
  Depreciation and
   amortization          5,737     5,502     5,460     5,502    22,201
  Amortization of
   intangibles          11,541     2,238     1,528     2,431    17,738
  Marketing and
   advertising           6,289     5,653     5,360     5,595    22,897
  Office services
   and equipment         4,080     3,683     3,886     3,899    15,548
  FDIC assessments       1,883     2,188     1,820       351     6,242
  Other                 11,466     9,933     8,546     6,852    36,797
                      --------  --------  --------  --------  --------
   Total
    noninterest
    expense            159,978   146,197   140,501   141,087   587,763
                      --------  --------  --------  --------  --------

 Income Before
  Taxes                  4,407    21,685    56,131    69,894   152,117

 Applicable Income
  Taxes                 (3,177)    3,974    18,385    22,601    41,783
                      --------  --------  --------  --------  --------

 Net Income           $  7,584  $ 17,711  $ 37,746  $ 47,293  $110,334
                      --------  --------  --------  --------  --------

  Less: Net (loss)
   income
   attributable to
   noncontrolling
   interest             (1,350)    1,160     2,262     3,306     5,378
                      --------  --------  --------  --------  --------

 Net income
  attributable to
  City National
  Corporation         $  8,934  $ 16,551  $ 35,484  $ 43,987  $104,956
                      --------  --------  --------  --------  --------

  Less: Dividends
   on preferred
   stock                 2,445        --        --        --     2,445
                      --------  --------  --------  --------  --------

 Net income
  available to
  common
  shareholders        $  6,489  $ 16,551  $ 35,484  $ 43,987  $102,511
                      ========  ========  ========  ========  ========

 Other Data:
  Earnings per
   common share -
   basic (1)          $   0.13  $   0.34  $   0.74  $   0.91  $   2.12
  Earnings per
   common share -
   diluted            $   0.13  $   0.34  $   0.73  $   0.91  $   2.11
  Dividends paid
   per common share   $   0.48  $   0.48  $   0.48  $   0.48  $   1.92
  Common dividend
   payout ratio         358.52%   140.24%    65.40%    52.75%    90.61%
  Return on average
   assets                 0.22%     0.41%     0.89%     1.13%     0.65%
  Return on average
   common equity          1.60%     4.03%     8.65%    10.75%     6.26%
  Net interest
    margin (Fully
    taxable-
    equivalent)           4.09%     4.23%     4.23%     4.26%     4.20%
  Full-time
   equivalent
   employees             2,989     3,027     3,013     2,959

 (1) Basic EPS for certain prior periods have been restated as a result of the adoption of FSP EITF 03-6-1 "Determining Whether
     Instruments Granted in Share-Based Payment Transactions are
     Participating Securities".

  Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 CONSOLIDATED PERIOD END BALANCE SHEETS
 (unaudited)

                                               2009
                            ------------------------------------------
                               Third         Second          First
 (In thousands)               Quarter        Quarter        Quarter
 ----------------------     ------------   ------------   ------------
 Assets
  Cash and due from banks   $    348,958   $    350,931   $    378,289
  Federal funds sold             240,000        125,000         12,300
  Due from banks -
   interest-bearing              767,362        205,656        140,484
  Securities-available-
   for-sale                    3,512,072      3,330,326      2,915,883
  Trading securities             188,904        138,137         67,582
  Loans and leases:
   Commercial                  4,594,683      4,764,755      4,708,627
   Commercial real estate
     mortgages                 2,164,398      2,162,294      2,173,983
   Residential mortgages       3,541,534      3,511,598      3,413,538
   Real estate
    construction                 999,045      1,116,154      1,189,594
   Equity lines of credit        694,660        691,226        651,127
   Installment                   174,170        175,315        168,245
                            ------------   ------------   ------------
    Total loans and
     leases                   12,168,490     12,421,342     12,305,114
     Allowance for loan
      and lease losses          (265,005)      (256,018)      (241,586)
                            ------------   ------------   ------------
    Net loans and leases      11,903,485     12,165,324     12,063,528
 Premises and equipment,
   net                           126,097        125,510        128,189
 Goodwill and other
  intangibles                    533,367        496,562        498,194
 Other assets                    780,359        723,339        729,081
                            ------------   ------------   ------------
    Total assets            $ 18,400,604   $ 17,660,785   $ 16,933,530
                            ============   ============   ============

 Liabilities
  Deposits:
   Noninterest-bearing      $  7,441,898   $  7,118,660   $  6,611,752
   Interest-bearing            7,666,545      7,379,591      7,077,798
                            ------------   ------------   ------------
    Total deposits            15,108,443     14,498,251     13,689,550
  Federal funds
   purchased and
   securities sold under
   repurchase agreements         231,903        316,388        519,687
  Other short-term
   borrowed funds                    720         50,000         28,405
  Subordinated debt              341,587        162,434        164,296
  Other long-term debt           233,536        233,456        242,122
  Other liabilities              216,026        189,588        199,863
                            ------------   ------------   ------------
    Total liabilities         16,132,215     15,450,117     14,843,923

  Redeemable
   noncontrolling
   interest                       49,897         36,752         40,237

 Equity
  City National
   Corporation
   shareholders' equity:
   Preferred stock               391,593        391,091        390,590
   Common stock                   53,886         53,886         50,961
   Additional paid-in
    capital                      514,904        511,939        393,114
   Retained earnings           1,363,176      1,365,842      1,369,451
   Accumulated other
    comprehensive
    income (loss)                 24,329        (18,110)       (23,093)
   Treasury shares              (154,245)      (156,119)      (157,094)
                            ------------   ------------   ------------
    Total common
     shareholders'
     equity                    1,802,050      1,757,438      1,633,339
                            ------------   ------------   ------------
     Total shareholders'
      equity                   2,193,643      2,148,529      2,023,929
  Noncontrolling interest         24,849         25,387         25,441
                            ------------   ------------   ------------
   Total equity                2,218,492      2,173,916      2,049,370
                            ------------   ------------   ------------
     Total liabilities
      and equity            $ 18,400,604   $ 17,660,785   $ 16,933,530
                            ============   ============   ============

  Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 CONSOLIDATED PERIOD END BALANCE SHEETS
 (unaudited)
                                          2008
                    --------------------------------------------------
                      Fourth        Third       Second       First
 (In thousands)       Quarter      Quarter      Quarter      Quarter
 ------------------ -----------  -----------  -----------  -----------
 Assets
  Cash and due
   from banks       $   279,921  $   428,557  $   513,736  $   514,878
  Federal funds
   sold                      --           --           --        1,000
  Due from banks -
   interest-bearing     144,344       95,993       88,149       77,567
  Securities-
   available-for-
   sale               2,144,870    2,159,918    2,302,982    2,389,459
  Trading
   securities           295,598      310,251      204,825      121,152
  Loans and leases:
   Commercial         4,783,565    4,746,035    4,703,307    4,442,448
   Commercial real
    estate mortgages  2,184,688    2,159,101    2,016,090    2,011,221
   Residential
    mortgages         3,414,868    3,364,332    3,319,741    3,215,871
   Real estate
    construction      1,252,034    1,313,735    1,483,193    1,462,641
   Equity lines of
    credit              635,325      540,937      495,334      449,177
   Installment          173,779      154,377      160,665      173,507
                    -----------  -----------  -----------  -----------
    Total loans and
     leases          12,444,259   12,278,517   12,178,330   11,754,865
     Allowance for
      loan and
      lease losses     (224,046)    (208,046)    (185,070)    (168,278)
                    -----------  -----------  -----------  -----------
    Net loans and
     leases          12,220,213   12,070,471   11,993,260   11,586,587
  Premises and
   equipment, net       131,294      127,361      122,959      119,243
  Goodwill and
   other
   intangibles          500,037      512,297      514,584      514,811
  Other assets          739,238      626,020      598,763      609,335
                    -----------  -----------  -----------  -----------
   Total assets     $16,455,515  $16,330,868  $16,339,258  $15,934,032
                    ===========  ===========  ===========  ===========
 Liabilities
  Deposits:
   Noninterest-
    bearing         $ 6,140,619  $ 5,744,863  $ 5,861,823  $ 5,680,845
   Interest-bearing   6,511,505    6,422,797    6,034,514    6,111,524
                    -----------  -----------  -----------  -----------
    Total deposits   12,652,124   12,167,660   11,896,337   11,792,369
  Federal funds
   purchased and
   securities
   sold under
   repurchase
   agreements           908,157    1,272,359    1,221,428    1,118,478
  Other short-term
   borrowed funds       124,500      630,673      955,000      720,992
  Subordinated debt     161,595      157,769      157,080      162,813
  Other long-term
   debt                 246,554      231,321      237,867      243,439
  Other liabilities     287,340      170,686      171,598      181,414
                    -----------  -----------  -----------  -----------
   Total
    liabilities      14,380,270   14,630,468   14,639,310   14,219,505

  Redeemable
   noncontrolling
   interest              44,811       52,556       59,234       50,216

 Equity
  City National
   Corporation
   shareholders'
   equity:
   Preferred stock      390,089           --           --           --
   Common stock          50,961       50,966       50,972       50,982
   Additional paid
    -in capital         389,077      371,279      369,045      375,374
   Retained
    earnings          1,379,624    1,396,400    1,403,062    1,390,781
   Accumulated
    other
    comprehensive
    loss                (48,022)     (38,071)     (24,853)      (3,431)
   Treasury shares     (156,736)    (158,193)    (183,222)    (175,048)
                    -----------  -----------  -----------  -----------
    Total common
     shareholders'
     equity           1,614,904    1,622,381    1,615,004    1,638,658
                    -----------  -----------  -----------  -----------
     Total
      shareholders'
      equity          2,004,993    1,622,381    1,615,004    1,638,658
  Noncontrolling
   interest              25,441       25,463       25,710       25,653
                    -----------  -----------  -----------  -----------
   Total equity       2,030,434    1,647,844    1,640,714    1,664,311
                    -----------  -----------  -----------  -----------
     Total
      liabilities
      and equity    $16,455,515  $16,330,868  $16,339,258  $15,934,032
                    ===========  ===========  ===========  ===========

 Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 CREDIT LOSS EXPERIENCE
 (unaudited)
                                               2009
                           ------------------------------------------
                             Third      Second     First     Year To
 (Dollars in thousands)     Quarter    Quarter    Quarter      Date
 ------------------------- ---------  ---------  ---------  ---------
 Allowance for Loan and
  Lease Losses
 Balance at beginning of
  period                   $ 256,018  $ 241,586  $ 224,046  $ 224,046

 Net (charge-offs)/
  recoveries:
  Commercial                 (28,852)   (17,283)   (18,459)   (64,594)
  Commercial real estate
   mortgages                  (3,372)        --         --     (3,372)
  Residential mortgages         (682)      (731)      (367)    (1,780)
  Real estate construction   (42,651)   (36,189)   (14,049)   (92,889)
  Equity lines of credit        (387)    (1,039)       (38)    (1,464)
  Installment                   (915)    (1,448)      (706)    (3,069)
                           ---------  ---------  ---------  ---------
   Total net (charge-
    offs)/recoveries         (76,859)   (56,690)   (33,619)  (167,168)

 Provision for credit
  losses                      85,000     70,000     50,000    205,000

 Transfers from (to)
  reserve for off-balance
  sheet credit commitments       846      1,122      1,159      3,127

                           ---------  ---------  ---------  ---------
 Balance at end of period  $ 265,005  $ 256,018  $ 241,586  $ 265,005
                           =========  =========  =========  =========

 Net (Charge-Offs)/
  Recoveries to Average
  Total Loans and Leases:
  (annualized)

  Commercial                   (2.42)%    (1.47)%    (1.57)%    (1.82)%
  Commercial real estate
   mortgages                   (0.62)%     0.00%     0.00%    (0.21)%
  Residential mortgage         (0.08)%    (0.08)%    (0.04)%    (0.07)%
  Real estate construction    (15.68)%   (12.59)%    (4.63)%   (10.76)%
  Equity lines of credit       (0.22)%    (0.62)%    (0.02)%    (0.29)%
  Installment                  (2.05)%    (3.33)%    (1.67)%    (2.36)%
   Total loans and leases      (2.47)%    (1.84)%    (1.10)%    (1.81)%

 Reserve for Off-Balance
  Sheet Credit Commitments

 Balance at beginning of
  period                   $  20,422  $  21,544  $  22,703  $  22,703
  Recovery of prior
   charge-off                     --         --         --         --
  Transfers (to) from
   allowance                    (846)    (1,122)    (1,159)    (3,127)
                           ---------  ---------  ---------  ---------
 Balance at end of period  $  19,576  $  20,422  $  21,544  $  19,576
                           =========  =========  =========  =========

                                       2008
                -----------------------------------------------------
 (Dollars in     Fourth      Third     Second      First     Year To
  thousands)     Quarter    Quarter    Quarter    Quarter     Date
 -------------- ---------  ---------  ---------  ---------  ---------
 Allowance for
  Loan and Lease
  Losses
 Balance at
  beginning of
  period        $ 208,046  $ 185,070  $ 168,278  $ 168,523  $ 168,523

 Net (charge-
  offs)/
  recoveries:
  Commercial      (12,123)    (4,331)    (5,195)    (1,574)   (23,223)
  Commercial
   real estate
   mortgages           --         --         --       (552)      (552)
  Residential
   mortgages           37          8         10          8         63
  Real estate
   construction   (12,279)    (8,370)   (13,196)    (9,905)   (43,750)
  Equity lines
   of credit           --         --         --         --         --
  Installment        (316)      (101)      (535)       (64)    (1,016)
                ---------  ---------  ---------  ---------  ---------
   Total net
    (charge-
    offs)/
    recoveries    (24,681)   (12,794)   (18,916)   (12,087)   (68,478)

 Provision for
  credit losses    40,000     35,000     35,000     17,000    127,000

 Transfers from
  (to) reserve
  for off-
  balance sheet
  credit
  commitments         681        770        708     (5,158)    (2,999)
                ---------  ---------  ---------  ---------  ---------
 Balance at end
  of period     $ 224,046  $ 208,046  $ 185,070  $ 168,278  $ 224,046
                =========  =========  =========  =========  =========

 Net (Charge-
  Offs)/
  Recoveries to
  Average Total
  Loans and
  Leases:
  (annualized)

  Commercial        (1.01)%    (0.36)%    (0.45)%    (0.14)%    (0.50)%
  Commercial
   real estate
   mortgages         0.00%     0.00%     0.00%    (0.11)%    (0.03)%
  Residential
   mortgage          0.00%     0.00%     0.00%     0.00%     0.00%
  Real estate
   construction     (3.79)%    (2.37)%    (3.61)%    (2.72)%    (3.11)%
  Equity lines
   of credit         0.00%     0.00%     0.00%     0.00%     0.00%
  Installment       (0.76)%    (0.26)%    (1.32)%    (0.15)%    (0.61)%
   Total loans
    and leases      (0.79)%    (0.42)%    (0.63)%    (0.42)%    (0.57)%

 Reserve for
  Off-Balance
  Sheet Credit
  Commitments

 Balance at
  beginning of
  period        $  23,384  $  24,154  $  24,862  $  19,704  $  19,704
  Recovery of
   prior charge
   -off                --         --         --         --         --
  Transfers (to)
   from
   allowance         (681)      (770)      (708)     5,158      2,999
                ---------  ---------  ---------  ---------  ---------
 Balance at end
  of period     $  22,703  $  23,384  $  24,154  $  24,862  $  22,703
                =========  =========  =========  =========  =========

 Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 NONPERFORMING ASSETS
 (unaudited)
                                                  2009
                                     -------------------------------
                                       Third     Second      First
 (Dollars in thousands)               Quarter    Quarter    Quarter
 ----------------------------------- ---------  ---------  ---------
 Nonaccrual loans
  Commercial                         $  90,744  $  80,372  $  56,246
  Commercial real estate mortgages      60,833     36,112     16,923
  Residential mortgages                 12,961     17,262     13,270
  Real estate construction             233,848    237,828    223,416
  Equity lines of credit                 2,507      2,919      2,432
  Installment                            7,373      3,768      1,354
                                     ---------  ---------  ---------
     Total nonaccrual loans            408,266    378,261    313,641

 Other real estate owned                43,969     18,064     12,639
                                     ---------  ---------  ---------

  Total nonperforming assets         $ 452,235  $ 396,325  $ 326,280
                                     =========  =========  =========

 Loans 90 days or more past due
  on accrual status                  $  10,395  $      --  $  16,261

 Allowance for loan and lease losses
  as a percentage of:
  Nonaccrual loans                       64.91%     67.68%     77.03%
  Total nonperforming assets             58.60%     64.60%     74.04%
  Total loans and leases                  2.18%      2.06%      1.96%

 Nonaccrual loans as a percentage of
  total loans                             3.36%      3.05%      2.55%

 Nonperforming assets as a percentage
  of:
  Total loans and other real estate
   owned                                  3.70%      3.19%      2.65%
  Total assets                            2.46%      2.24%      1.93%

                                               2008
                           ------------------------------------------
                            Fourth      Third     Second      First
 (Dollars in thousands)     Quarter    Quarter    Quarter    Quarter
 ------------------------  ---------  ---------  ---------  ---------
 Nonaccrual loans
  Commercial               $  46,238  $  26,184  $  16,444  $  16,293
  Commercial real estate
   mortgages                   8,924      5,878      5,903      1,841
  Residential mortgages        3,171        266        549        706
  Real estate construction   149,536    113,288     81,120     93,296
  Equity lines of credit       1,921      1,380      1,398      1,422
  Installment                  1,352      3,890        763         64
                           ---------  ---------  ---------  ---------
     Total nonaccrual
      loans                  211,142    150,886    106,177    113,622

 Other real estate owned      11,388      2,279      9,113      3,812
                           ---------  ---------  ---------  ---------

  Total nonperforming
   assets                  $ 222,530  $ 153,165  $ 115,290  $ 117,434
                           =========  =========  =========  =========

 Loans 90 days or more
  past due on accrual
  status                   $     663  $   4,930  $       2  $      13

 Allowance for loan and
  lease losses as a
  percentage of:
  Nonaccrual loans            106.11%    137.88%    174.30%    148.10%
  Total nonperforming
   assets                     100.68%    135.83%    160.53%    143.30%
  Total loans and leases        1.80%      1.69%      1.52%      1.43%

 Nonaccrual loans as a
  percentage of total loans     1.70%      1.23%      0.87%      0.97%

 Nonperforming assets as a
  percentage of:
  Total loans and other
   real estate owned            1.79%      1.25%      0.95%      1.00%
  Total assets                  1.35%      0.94%      0.71%      0.74%

 CITY NATIONAL CORPORATION
 AVERAGE BALANCES AND RATES
 (unaudited)

                                                   2009
                                    ----------------------------------
                                      Third Quarter    Second Quarter
                                    ----------------  ----------------
                                    Average  Average  Average  Average
 (Dollars in millions)              Balance    Rate   Balance    Rate
 ---------------------------------  -------  -------  -------  -------
 Assets
  Interest-earning assets
   Loans and leases
    Commercial                      $ 4,724     4.26% $ 4,721     4.21%
    Commercial real estate
     mortgages                        2,144     5.49    2,178     5.69
    Residential mortgages             3,528     5.50    3,454     5.51
    Real estate construction          1,079     3.58    1,153     3.04
    Equity lines of credit              687     3.51      674     3.46
    Installment                         177     5.08      174     5.05
                                    -------           -------
    Total loans and leases           12,339     4.72   12,354     4.70
   Due from banks - interest-bearing    204     0.50      195     0.60
   Federal funds sold and securities
    purchased under resale
    agreements                          338     0.15       15     0.23
   Securities available-for-sale      3,560     4.03    3,252     4.08
   Trading securities                    71     0.18      112     1.36
   Other interest-earning assets         76     3.76       75     3.45
                                    -------           -------
    Total interest-earning assets    16,588     4.40   16,003     4.49
   Allowance for loan and lease
    losses                             (260)             (246)
   Cash and due from banks              308               324
   Other non-earning assets           1,302             1,288
                                    -------           -------
    Total assets                    $17,938           $17,369
                                    =======           =======

 Liabilities and Equity
  Interest-bearing deposits
   Interest checking accounts       $ 1,637     0.25% $ 1,388     0.29%
   Money market accounts              4,232     0.66    4,111     0.86
   Savings deposits                     262     0.64      222     0.74
   Time deposits - under $100,000       211     1.05      221     1.42
   Time deposits - $100,000 and over  1,221     1.24    1,311     1.56
                                    -------           -------
    Total interest-bearing deposits   7,563     0.67    7,253     0.89

   Federal funds purchased and
    securities sold under
    repurchase agreements               234     3.41      472     1.77
   Other borrowings                     511     3.27      494     1.75
                                    -------           -------
    Total interest-bearing
     liabilities                      8,308     0.91    8,219     0.99
  Noninterest-bearing deposits        7,214             6,770
  Other liabilities                     212               234
  Total equity                        2,204             2,146
                                    -------           -------
    Total liabilities and equity    $17,938           $17,369
                                    =======           =======

 Net interest spread                            3.49%             3.50%
                                             =======           =======
 Net interest margin                            3.94%             3.98%
                                             =======           =======

 Average prime rate                             3.25%             3.25%
                                             =======           =======

                                                   2009
                                    ----------------------------------
                                      First Quarter     Year to Date
                                    ----------------  ----------------
                                    Average  Average  Average  Average
 (Dollars in millions)              Balance    Rate   Balance    Rate
 ---------------------------------  -------  -------  -------  -------
 Assets
  Interest-earning assets
   Loans and leases
    Commercial                      $ 4,756     4.22% $ 4,734     4.23%
    Commercial real estate
     mortgages                        2,200     5.74    2,174     5.64
    Residential mortgages             3,406     5.58    3,463     5.53
    Real estate construction          1,232     3.20    1,154     3.27
    Equity lines of credit              630     3.39      664     3.45
    Installment                         171     5.12      174     5.08
                                    -------           -------
    Total loans and leases           12,395     4.75   12,363     4.73
   Due from banks - interest-bearing    134     0.47      178     0.53
   Federal funds sold and securities
    purchased under resale
    agreements                           11     0.24      123     0.16
   Securities available-for-sale      2,302     4.65    3,042     4.20
   Trading securities                   115     0.19       99     0.63
   Other interest-earning assets         76     3.48       75     3.57
                                    -------           -------
    Total interest-earning assets    15,033     4.67   15,880     4.51
   Allowance for loan and lease
    losses                             (236)             (247)
  Cash and due from banks               335               322
  Other non-earning assets            1,279             1,290
                                    -------           -------
    Total assets                    $16,411           $17,245
                                    =======           =======

 Liabilities and Equity
  Interest-bearing deposits
   Interest checking accounts       $ 1,098     0.32% $ 1,377     0.28%
   Money market accounts              3,897     1.01    4,081     0.84
   Savings deposits                     166     0.65      217     0.68
   Time deposits - under $100,000       234     2.22      222     1.58
   Time deposits - $100,000 and over  1,463     2.06    1,331     1.64
                                    -------           -------
    Total interest-bearing deposits   6,858     1.16    7,228     0.90

   Federal funds purchased and
    securities sold under
    repurchase agreements               723     1.22      475     1.77
   Other borrowings                     526     2.20      510     2.41
                                    -------           -------
    Total interest-bearing
     liabilities                      8,107     1.23    8,213     1.04
  Noninterest-bearing deposits        5,983             6,660
  Other liabilities                     271               238
  Total equity                        2,050             2,134
                                    -------           -------
    Total liabilities and equity    $16,411           $17,245
                                    =======           =======

 Net interest spread                            3.44%             3.47%
                                             =======           =======
 Net interest margin                            4.00%             3.97%
                                             =======           =======

 Average prime rate                             3.25%             3.25%
                                             =======           =======

 Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 AVERAGE BALANCES AND RATES
 (unaudited)

                                          2008
                  ----------------------------------------------------
                   Fourth Quarter     Third Quarter    Second Quarter
                  ----------------  ----------------  ----------------
 (Dollars in      Average  Average  Average  Average  Average  Average
  millions)       Balance   Rate    Balance    Rate   Balance    Rate
 ---------------  -------  -------  -------  -------  -------  -------
 Assets
  Interest-earning
   assets
   Loans and
    leases
    Commercial    $ 4,790     4.89% $ 4,727     5.30% $ 4,675     5.30%
    Commercial
     real estate
     mortgages      2,149     6.31    2,095     6.52    2,009     6.50
    Residential
     mortgages      3,386     5.65    3,335     5.62    3,271     5.57
    Real estate
     construction   1,288     4.57    1,404     5.05    1,470     5.43
    Equity lines
     of credit        591     3.62      513     4.34      470     4.45
    Installment       167     5.45      157     5.89      164     5.88
                  -------           -------           -------
    Total loans
     and leases    12,371     5.25   12,231     5.53   12,059     5.57
   Due from banks
    - interest-
    bearing           120     1.34       94     1.85       95     2.24
   Federal funds
    sold and
    securities
    purchased
    under resale
    agreements         18     0.33        5     1.88        9     2.54
   Securities
    available-for-
    sale            2,136     4.96    2,241     4.97    2,351     4.89
   Trading
    securities        123     1.06      118     1.94      102     1.65
   Other interest-
    earning assets     76     5.64       79     5.92       79     5.24
                  -------           -------           -------
    Total
     interest-
     earning
     assets        14,844     5.13   14,768     5.39   14,695     5.42
   Allowance for
    loan and lease
    losses           (204)             (182)             (163)
   Cash and due
    from banks        341               375               386
   Other
    non-earning
    assets          1,210             1,160             1,159
                  -------           -------           -------
    Total assets  $16,191           $16,121           $16,077
                  =======           =======           =======

 Liabilities and
  Equity
  Interest-bearing
   deposits
   Interest
    checking
    accounts      $   888     0.57% $   826     0.72% $   867     0.70%
   Money market
    accounts        3,911     1.85    3,781     1.68    3,738     1.70
   Savings
    deposits          146     0.52      138     0.44      133     0.28
   Time deposits -
    under $100,000    240     2.85      213     2.89      208     2.89
   Time deposits -
    $100,000 and
    over            1,502     2.32    1,222     2.45    1,143     2.94
                  -------           -------           -------
    Total
     interest-
     bearing
     deposits       6,687     1.80    6,180     1.72    6,089     1.80

   Federal funds
    purchased and
    securities
    sold under
    repurchase
    agreements        636     1.62    1,357     2.28    1,262     2.42
   Other
    borrowings        848     2.87    1,117     2.97    1,193     2.91
                  -------           -------           -------
    Total
     interest-
     bearing
     liabilities    8,171     1.89    8,654     1.97    8,544     2.05
  Noninterest-
   bearing
   deposits         5,952             5,557             5,606
  Other
   liabilities        250               252               251
  Total equity      1,818             1,658             1,676
                  -------           -------           -------
    Total
     liabilities
     and equity   $16,191           $16,121           $ 16,077
                  =======           =======           =======

 Net interest
  spread                      3.24%             3.42%             3.37%
                           =======           =======           =======
 Net interest
  margin                      4.09%             4.23%             4.23%
                           =======           =======           =======

 Average prime
  rate                        4.06%             5.00%             5.08%
                           =======           =======           =======

                                                   2008
                                    ----------------------------------
                                      First Quarter     Year to Date
                                    ----------------  ----------------
                                    Average  Average  Average  Average
 (Dollars in millions)              Balance    Rate   Balance    Rate
 ---------------------------------  -------  -------  -------  -------
 Assets
  Interest-earning assets
   Loans and leases
    Commercial                      $ 4,456     6.28% $ 4,663     5.42%
    Commercial real estate mortgages  1,975     6.84    2,058     6.54
    Residential mortgages             3,179     5.61    3,293     5.61
    Real estate construction          1,464     6.47    1,406     5.41
    Equity lines of credit              438     5.65      503     4.44
    Installment                         177     6.49      166     5.93
                                    -------           -------
    Total loans and leases           11,689     6.20   12,089     5.63
   Due from banks - interest-bearing     78     2.69       97     1.96
   Federal funds sold and securities
    purchased under resale
    agreements                            8     3.33       10     1.61
   Securities available-for-sale      2,446     4.81    2,293     4.90
   Trading securities                    78     3.11      105     1.83
   Other interest-earning assets         72     5.75       76     5.63
                                    -------           -------
    Total interest-earning assets    14,371     5.93   14,670     5.46
   Allowance for loan and lease
    losses                             (165)             (179)
   Cash and due from banks              379               371
   Other non-earning assets           1,139             1,167
                                    -------           -------
    Total assets                    $15,724           $16,029
                                    =======           =======

 Liabilities and Equity
  Interest-bearing deposits
   Interest checking accounts       $   823     0.69% $   851     0.67%
   Money market accounts              3,610     2.47    3,761     1.92
   Savings deposits                     135     0.36      138     0.40
   Time deposits - under $100,000       220     3.54      220     3.04
   Time deposits - $100,000 and over  1,329     3.99    1,299     2.91
                                    -------           -------
    Total interest-bearing deposits   6,117     2.55    6,269     1.96

   Federal funds purchased and
    securities sold under repurchase
    agreements                        1,141     3.39    1,099     2.51
   Other borrowings                   1,119     4.00    1,068     3.20
                                    -------           -------
    Total interest-bearing
     liabilities                      8,377     2.86    8,436     2.19
  Noninterest-bearing deposits        5,404             5,631
  Other liabilities                     272               256
  Total equity                        1,671             1,706
                                    -------           -------
    Total liabilities and equity    $15,724           $16,029
                                    =======           =======

 Net interest spread                            3.07%             3.27%
                                             =======           =======
 Net interest margin                            4.26%             4.20%
                                             =======           =======

 Average prime rate                             6.22%             5.09%
                                             =======           =======

 Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 CAPITAL AND CREDIT RATING DATA
 (unaudited)

                                                   2009
                                    ----------------------------------
                                     Third    Second   First   Year To
                                    Quarter  Quarter  Quarter    Date
                                    -------  -------  -------  -------
 Per Common Share:
 -----------------
 Shares Outstanding (in thousands):
  Average - Basic                    51,482   50,416   48,046   49,855
  Average - Diluted(1)               51,660   50,551   48,130   49,987
  Period-end                         51,499   51,471   48,224
 Book value for common shareholders $ 34.99  $ 34.14  $ 33.87
 Closing price:
  High                              $ 43.80  $ 44.14  $ 47.76  $ 47.76
  Low                                 33.13    31.87    22.83    22.83
  Period-end                          38.93    36.83    33.77

 Capital Ratios (Dollars in
  millions):
 --------------------------
 Risk-based capital
  Risk-weighted assets(2)           $13,669  $13,887  $13,619
  Tier I capital                    $ 1,732  $ 1,752  $ 1,635
   Percentage of risk-weighted
    assets                            12.67%   12.61%   12.00%
  Total capital                     $ 2,116  $ 1,987  $ 1,866
   Percentage of risk-weighted
    assets                            15.48%   14.31%   13.70%
   Tier I leverage ratio               9.95%   10.38%   10.30%

 Period-end equity to period-end
  assets                              12.06%   12.31%   12.10%
 Period-end common shareholders'
  equity to period-end assets          9.79%    9.95%    9.65%

 Average equity to average assets     12.29%   12.35%   12.49%   12.37%
 Average common shareholders' equity
  to average assets                    9.96%    9.96%    9.96%    9.96%

 Period-end tangible equity to
  period-end tangible assets(3)        9.43%    9.77%    9.44%
 Period-end tangible common
  shareholders' equity to period-end
  tangible assets(3)                   7.10%    7.35%    6.91%

 Average tangible equity to average
  tangible assets(3)                   9.72%    9.77%    9.75%    9.75%
 Average tangible common
  shareholders' equity to average
  tangible assets(3)                   7.33%    7.30%    7.14%    7.26%

 CITY NATIONAL CORPORATION
 CAPITAL AND CREDIT RATING DATA
 (unaudited)

                                              2008
                           -------------------------------------------
                            Fourth   Third    Second   First   Year To
                           Quarter  Quarter  Quarter  Quarter    Date
                           -------  -------  -------  -------  -------
 Per Common Share:
 -----------------
 Shares Outstanding (in
  thousands):
  Average - Basic           48,105   47,934   47,849   47,829   47,930
  Average - Diluted(1)      48,280   48,207   48,179   48,185   48,196
  Period-end                48,180   48,155   47,777   47,871
 Book value for common
  shareholders             $ 33.52  $ 33.69  $ 33.80  $ 34.23
 Closing price:
  High                     $ 57.56  $ 65.35  $ 51.75  $ 60.00  $ 65.35
  Low                        34.97    37.60    40.98    48.57    34.97
  Period-end                 48.70    54.30    42.07    49.46

 Capital Ratios (Dollars
  in millions):
 -----------------------
 Risk-based capital
  Risk-weighted assets(2)  $13,943  $13,653  $13,546  $13,160
  Tier I capital           $ 1,633  $ 1,246  $ 1,224  $ 1,222
   Percentage of
    risk-weighted assets     11.71%    9.13%    9.03%    9.29%
  Total capital            $ 1,868  $ 1,507  $ 1,483  $ 1,477
   Percentage of
    risk-weighted assets     13.40%   11.04%   10.95%   11.22%
   Tier I leverage ratio     10.44%    8.01%    7.89%    8.06%

 Period-end equity to
  period-end assets          12.34%   10.09%   10.04%   10.45%
 Period-end common
  shareholders' equity to
  period-end assets           9.81%    9.93%    9.88%   10.28%

 Average equity to average
  assets                     11.23%   10.28%   10.43%   10.63%   10.64%
 Average common
  shareholders' equity to
  average assets              9.99%   10.12%   10.27%   10.46%   10.21%

 Period-end tangible equity
  to period-end tangible
  assets(3)                   9.59%    7.18%    7.12%    7.45%
 Period-end tangible common
  shareholders' equity to
  period-end tangible
  assets(3)                   6.99%    7.02%    6.95%    7.29%

 Average tangible equity
  to average tangible
  assets(3)                   8.34%    7.33%    7.47%    7.58%    7.68%
 Average tangible common
  shareholders' equity to
  average tangible
  assets(3)                   7.07%    7.17%    7.31%    7.41%    7.24%

 Senior Debt Credit Ratings
 --------------------------
  For The Period Ended September 30, 2009
                                                 Standard &
                            Moody's     Fitch      Poor's      DBRS
                           ---------- ---------- ---------- ----------
   City National Bank         Aa3          A-        A-       A (high)
   City National Corporation  A1           A-       BBB+         A

 Note: Certain prior period balances have been reclassified to conform to current period presentation.

 (1) Average diluted shares outstanding for prior periods in 2008 have been restated as a result of the adoption of FSP EITF 03-6-1
     "Determining Whether Instruments Granted in Share-Based Payment
     Transactions are Participating Securities".

 (2) In accordance with applicable bank regulatory guidelines, the
     Company calculates risk-weighted assets by assigning assets and credit equivalent amounts of derivatives and off-balance sheet items to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of the collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category.
     The resulting weighted values from each of the risk categories are added together for determining risk-weighted assets.

 (3) Tangible equity to tangible assets and tangible common equity to tangible assets are non-GAAP financial For notes on non-GAAP measures, see page 13 of the Selected Financial Information.

 CITY NATIONAL CORPORATION
 NON-GAAP FINANCIAL MEASURES
 (unaudited)

 (a) Net income available to common shareholders, excluding FDIC special assessment fee

      A reconciliation of the GAAP to non-GAAP measure is set forth below:

                                                     Year To Date 2009
                                                    ------------------
       (in thousands, except per share amounts)        $     Per Share
        ------------------------------------------  -------- ---------
       Net income available to common shareholders  $  5,768  $  0.11
       Add: FDIC special assessment fee, after tax     6,030     0.12
                                                    --------  --------
       Net income per share, excluding FDIC special
        assessment fee                              $ 11,798  $  0.23
                                                    ========  ========

     Management believes these non-GAAP financial measures enhance the comparability of the financial results with prior periods as well as to highlight the effects of unusual charges in the periods presented. The Company believes that investors may find it useful to see these non-GAAP financial measures to analyze the
     Company's underlying financial performance without the impact of unusual items.

 (b) Tangible equity and tangible common shareholders' equity ratios

      Tangible equity to tangible assets is a non-GAAP financial measure that represents total equity less identifiable
      intangible assets and goodwill divided by total assets less identifiable intangible assets and goodwill. Tangible common shareholders' equity to tangible assets is a non-GAAP financial measure that represents tangible equity less preferred stock and noncontrolling interest divided by total assets less
      identifiable intangible assets and goodwill. Management reviews both these measures in evaluating the Company's capital levels and has included these ratios in response to market participant interest in tangible equity and tangible common shareholders'
      equity as a measure of capital. A reconciliation of the GAAP to non-GAAP measure is set forth below:

                                            2009
                       -----------------------------------------------
                          Third      Second       First      Year To
 (in thousands)          Quarter     Quarter     Quarter      Date
 --------------------  ----------- ----------- ----------- -----------
 Period End:
  Total equity         $ 2,218,492 $ 2,173,916 $ 2,049,370
  Less: Goodwill and
   other intangibles      (533,367)   (496,562)   (498,194)
                       ----------- ----------- -----------
   Tangible equity(A)    1,685,125   1,677,354   1,551,176
  Less: Noncontrolling
   interest                (24,849)    (25,387)    (25,441)
  Less: Preferred
   stock                  (391,593)   (391,091)   (390,590)
                       ----------- ----------- -----------
   Tangible common
    shareholders'
    equity(B)          $ 1,268,683 $ 1,260,876 $ 1,135,145

  Total assets         $18,400,604 $17,660,785 $16,933,530
  Less: Goodwill and
   other intangibles      (533,367)   (496,562)   (498,194)
                       ----------- ----------- -----------
   Tangible assets(C)  $17,867,237 $17,164,223 $16,435,336

  Period-end tangible
   equity to
   period-end tangible
   assets(A)/(C)              9.43%       9.77%       9.44%
  Period-end tangible
   common
   shareholders'
   equity to
   period-end tangible
   assets(B)/(C)              7.10%       7.35%       6.91%

 Average Balance:
  Total equity         $ 2,204,220 $ 2,145,859 $ 2,050,401 $ 2,134,057
  Less: Goodwill and
   other intangibles      (510,514)   (497,487)   (499,229)   (502,451)
                       ----------- ----------- ----------- -----------
   Tangible equity(D)    1,693,706   1,648,372   1,551,172   1,631,606
  Less: Noncontrolling
   interest                (25,369)    (25,438)    (25,441)    (25,416)
  Less: Preferred
   stock                  (391,353)   (390,838)   (390,348)   (390,850)
                       ----------- ----------- ----------- -----------
   Tangible common
    shareholders'
    equity(E)          $ 1,276,984 $ 1,232,096 $ 1,135,383 $ 1,215,340

   Total assets        $17,938,231 $17,369,311 $16,411,240 $17,245,187
   Less: Goodwill and
    other intangibles     (510,514)   (497,487)   (499,229)   (502,451)
                       ----------- ----------- ----------- -----------
    Tangible
     assets(F)         $17,427,717 $16,871,824 $15,912,011 $16,742,736

  Average tangible
   equity to average
   tangible assets
   (D)/(F)                    9.72%       9.77%       9.75%       9.75%
  Average tangible
   common
   shareholders'
   equity to average
   tangible assets
   (E)/(F)                    7.33%       7.30%       7.14%       7.26%

                                            2008
                       -----------------------------------------------
                         Fourth       Third      Second       First
 (in thousands)          Quarter     Quarter     Quarter     Quarter
  -------------------  ----------- ----------- ----------- -----------
 Period End:
  Total equity         $ 2,030,434 $ 1,647,844 $ 1,640,714 $ 1,664,311
  Less: Goodwill and
   other intangibles      (500,037)   (512,297)   (514,584)   (514,811)
                       ----------- ----------- ----------- -----------
   Tangible equity(A)    1,530,397   1,135,547   1,126,130   1,149,500
  Less: Noncontrolling
   interest                (25,441)    (25,463)    (25,710)    (25,653)
  Less: Preferred stock   (390,089)         --          --          --
                       ----------- ----------- ----------- -----------
   Tangible common
    shareholders'
    equity(B)          $ 1,114,867 $ 1,110,084 $ 1,100,420 $ 1,123,847

  Total assets         $16,455,515 $16,330,868 $16,339,258 $15,934,032
  Less: Goodwill and
   other intangibles      (500,037)   (512,297)   (514,584)   (514,811)
                       ----------- ----------- ----------- -----------

   Tangible assets(C)  $15,955,478 $15,818,571 $15,824,674 $15,419,221

  Period-end tangible
   equity to period-end
   tangible assets
   (A)/(C)                    9.59%       7.18%       7.12%       7.45%
  Period-end tangible
   common shareholders'
   equity to period-end
   tangible assets
   (B)/(C)                    6.99%       7.02%       6.95%       7.29%

 Average Balance:
  Total equity         $ 1,818,392 $ 1,657,813 $ 1,676,430 $ 1,671,030
  Less: Goodwill and
   other intangibles      (510,125)   (513,609)   (513,791)   (518,913)
                       ----------- ----------- ----------- -----------
   Tangible equity(D)    1,308,267   1,144,204   1,162,639   1,152,117
  Less: Noncontrolling
   interest                (25,455)    (25,612)    (25,677)    (25,608)
  Less: Preferred stock   (174,677)         --          --          --
                       ----------- ----------- ----------- -----------
   Tangible common
    shareholders'
    equity(E)          $ 1,108,135 $ 1,118,591 $ 1,136,962 $ 1,126,509

  Total assets         $16,191,243 $16,120,584 $16,077,156 $15,723,507
  Less: Goodwill and
   other intangibles      (510,125)   (513,609)   (513,791)   (518,913)
                       ----------- ----------- ----------- -----------
   Tangible assets(F)  $15,681,118 $15,606,975 $15,563,365 $15,204,594

  Average tangible
   equity to average
   tangible assets
   (D)/(F)                    8.34%       7.33%       7.47%       7.58%
  Average tangible
   common shareholders'
   equity to average
   tangible assets
   (E)/(F)                    7.07%       7.17%       7.31%       7.41%

                                                               2008
                                                           -----------
                                                             Year To
 (in thousands)                                                Date
 --------------------------------------------------------  -----------
 Period End:
  Total equity
  Less: Goodwill and other intangibles
   Tangible equity(A)
  Less: Noncontrolling interest
  Less: Preferred stock
   Tangible common shareholders' equity(B)

  Total assets
  Less: Goodwill and other intangibles
   Tangible assets(C)

  Period-end tangible equity to period-end tangible assets
   (A)/(C)
  Period-end tangible common shareholders' equity to
   period-end tangible assets(B)/(C)

 Average Balance:
  Total equity                                             $ 1,706,092
  Less: Goodwill and other intangibles                        (514,097)
                                                           -----------
   Tangible equity(D)                                        1,191,995
  Less: Noncontrolling interest                                (25,588)
  Less: Preferred stock                                        (43,908)
                                                           -----------
   Tangible common shareholders' equity(E)                 $ 1,122,499

  Total assets                                             $16,028,821
  Less: Goodwill and other intangibles                        (514,097)
                                                           -----------
   Tangible assets(F)                                      $15,514,724

  Average tangible equity to average tangible assets
   (D)/(F)                                                        7.68%
  Average tangible common shareholders' equity to average
   tangible assets(E)/(F)                                         7.24%

 CITY NATIONAL CORPORATION
 NON-GAAP FINANCIAL MEASURES (continued)
 (unaudited)

 (c) Tier 1 common shareholders' equity to risk-based assets

      The Tier 1 common shareholders' equity to risk-based assets ratio, also known as Tier 1 common ratio, is calculated by dividing (a) Tier 1 capital less non-common components including qualifying perpetual preferred stock, qualifying noncontrolling interest in subsidiaries and qualifying trust preferred
      securities by (b) risk-weighted assets. Tier 1 capital and risk-weighted assets are calculated in accordance with
      applicable bank regulatory guidelines. This ratio is a non-GAAP measure that is used by investors, analysts and bank regulatory agencies, including the Federal Reserve in the Supervisory
      Capital Assessment Program, to assess the capital position of financial services companies. Management reviews this measure in evaluating the Company's capital levels and has included these ratios in response to market participant interest in the Tier 1 common shareholders' equity to risk-based assets ratio.

      Tier 1 capital was $1.73 billion as of September 30, 2009. To calculate Tier 1 common shareholders' equity, Tier 1 capital was reduced by preferred stock of $391.6 million, noncontrolling interest in subsidiaries of $74.6 million and trust preferred securities of $5.2 million, resulting in Tier 1 common
      shareholders' equity of $1.26 billion as of September 30, 2009.
      Refer to page 12 of the Selected Financial Information for risk-weighted assets as of September 30, 2009.

 (d) Noninterest expense, excluding higher FDIC costs and lease write-off expense

      Noninterest expense for the three-months ending September 30,
      2009 was $143.8 million, a decrease of 2 percent compared to the three-months ending September 30, 2008. Noninterest expense, excluding higher FDIC costs of $2.2 million and lease write-off expense of $1.3 million, was $140.2 million, a decrease of 4 percent compared to the three-months ending September 30, 2008.

      Noninterest expense for the nine-months ending September 30,
      2009 was $420.9 million, a decrease of 2 percent compared to the nine-months ending September 30, 2008. Noninterest expense, excluding higher FDIC costs of $13.0 million (which includes the special assessment fee), was $407.9 million, a decrease of 5 percent compared to the nine-months ending September 30, 2008.

      Management believes these non-GAAP financial measures enhance the comparability of the financial results with prior periods as well as to highlight the effects of unusual charges in the periods presented. The Company believes that investors may find it useful to see these non-GAAP financial measures to analyze the Company's underlying financial performance without the impact of unusual items.

CONTACT:  City National
          Financial/Investors
          Christopher J. Carey
            310.888.6777
            Chris.Carey@cnb.com
          Media
          Cary Walker
            213.673.7615
            Cary.Walker@cnb.com

          Conference Call:
          Today 2:00 p.m. PDT
          (866) 393-6804
          Conference ID: 31089368